Exhibit 99.1

 THIS AMENDMENT dated January 26, 2010 (this “Amendment”) amends the AGREEMENT ANDPLAN OF MERGER dated October 12, 2009 (the “Agreement”) by and between Skywide Capital Management Limited, a company incorporated with limited liability under the laws of the British Virgin Islands (the “Buyer”) and Sinoenergy Corporation, a corporation organized under the laws of the state of Nevada (the “Company”).

 WHEREAS, Buyer and the Company desire to amend the Agreement in the manner provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual terms hereinbelow set forth, the parties agree, as follows:

1.           Extension of the Agreement.  Buyer and the Company hereby agree that the Outside Date as such term is defined in the Agreement, is hereby extended to and including March 15, 2010.

2.           Modification of Section 9.1(b) of the Agreement.  Subsection (b) of Section 9.1 of the Agreement is hereby deemed to have been modified for all purposes to read, as follows:

“(b)  by either the Buyer or the Company if the Merger shall not have been consummated by January 31, 2010 (the “Outside Date”), provided that the Buyer and the Company may jointly extend the Outside Date until March 15, 2010 by amendment of this Agreement on or before the Outside Date, in which case the outside date shall be deemed for all purposes to be March 15, 2010; or”

3.           Continuation of Agreement As Amended.  The Agreement, as amended by this Amendment, shall continue in full force and effect until such time as the Agreement shall be terminated, superseded or consummated, whichever shall first occur.

 IN WITNESS WHEREOF, the Buyer and the Company have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Skywide Capital Management Limited

By:	/s/ Tianzhou Dang
Tianzhou Dang, Director

By:	/s/ Bo Huang
Bo Huang, Director

Sinoenergy Corporation

By:	/s/ Anlin Xiong
Anlin Xiong, Vice President